Exhibit 23.1 Consent of Auditors

MADSEN & ASSOCIATES, CPA’S INC.                            684 East Vine Street, #3
Certified Public Accountants and Business Consultants                    Murray, Utah 84107
                                                      Telephone 801-268 2632
                                                       Fax 801-262 3937

June 6, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:     Form SB-2 Registration Statement
Mortlock Ventures Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement the following:

Our report to the Board of Directors of Mortlock Ventures Inc. dated April 10, 2006 on the financial statements of the Company as at March 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the period from September 19, 2005 (date of inception) to March 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’s INC.

Madsen & Associates, CPA’s Inc.